EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Stockholders and Board of Directors
SVB Financial Group:
We consent to the incorporation by reference in the registration statements (Nos. 333-261669, 333-234694, 333-213281, 333-213279, 333-198147, 333-192471, 333-188707,333-183323, 333-176232, 333-168836, 333-134655, 333-133262, 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-68857, 333-28185, 333-05489, 033-60467) on Form S-8; registration statement (No. 333-234713) on Form S-3; and registration statement (No. 333-253002) on Form S-4 of SVB Financial Group and subsidiaries (the Company) of our report dated March 1, 2022, with respect to the consolidated balance sheets of SVB Financial Group and subsidiaries as of December 31, 2021 and 2020, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements) and the effectiveness of internal control over financial reporting as of December 31, 2021, which report appears in the December 31, 2021 annual report on Form 10‑K of the Company.
/s/ KPMG LLP
San Francisco, California
March 1, 2022